                                                                   EXHIBIT 10.53


                     FIFTH AMENDMENT TO AMENDED AND RESTATED
                          CREDIT AND SECURITY AGREEMENT

                  This Amendment, dated as of April 6, 2004, is made by and between Strata Directional Technology, Inc., a Texas corporation (the "Borrower"), and Wells Fargo Credit, Inc., a Minnesota corporation (the "Lender").

                                    RECITALS

                  The Borrower and the Lender are parties to an Amended and Restated Credit and Security Agreement dated as of February 1, 2002, as previously amended (the "Credit Agreement"). Capitalized terms used in these recitals have the meanings given to them in the Credit Agreement unless otherwise specified.

                  The Borrower has requested that certain amendments be made to the Credit Agreement, which the Lender is willing to make pursuant to the terms and conditions set forth herein.

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

                  1. DEFINED TERMS. Capitalized terms used in this Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein. In addition, Section 1.1 of the Credit Agreement is amended by adding or amending, as the case may be, the following definitions:

                  "Allis-Chalmers Net Income" means the consolidated Net Income of Allis-Chalmers, measured before any paid-in-kind dividends and before the Jens minority interest.

                  "Margin" means two and one-half percent (2.5%); provided, however, that so long as no Default Period then exists, Margin shall be decreased by one-half of one percent (0.5%) each year that Allis-Chalmers Net Income for any fiscal year (beginning with the fiscal year ending December 31, 2003) exceeds $5,000,000, effective on the first day of the month following the month in which the Borrower delivers to the Lender audited financial statements of Allis-Chalmers evidencing, to the Lender's satisfaction, that such Net Income has been achieved; and provided further that in no case shall Margin be reduced below one percent (1.0%).

                  "Maximum Line" means $4,000,000.

                  2. DEBT SERVICE COVERAGE RATIO. Section 6.12 of the Credit Agreement is hereby amended in its entirety to read as follows:

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                  "Section 6.12 MINIMUM DEBT SERVICE COVERAGE RATIO.

                           (a) The Borrower will maintain, for each period
                  described below, its Debt Service Coverage Ratio at not less than the amount set forth opposite such period:

                                                            MINIMUM DEBT SERVICE
                             PERIOD                           COVERAGE RATIO
                             ------                           --------------
           Three months ending March 31 of each year            0.90 to 1
             Six months ending June 30 of each year             1.00 to 1
          Nine months ending September 30 of each year          1.10 to 1
         Twelve months ending December 31 of each year          1.20 to 1

                           (b) Allis-Chalmers will maintain, for each period
                  described below, its Debt Service Coverage Ratio at not less than the amount set forth opposite such period:

                                                            MINIMUM DEBT SERVICE
                             PERIOD                           COVERAGE RATIO
                             ------                           --------------
           Three months ending March 31 of each year            0.90 to 1
             Six months ending June 30 of each year             1.00 to 1
          Nine months ending September 30 of each year          1.10 to 1
         Twelve months ending December 31 of each year          1.20 to 1"

                  3. NET INCOME. Section 6.13 of the Credit Agreement is hereby amended in its entirety to read as follows:

                           "Section 6.13 MINIMUM YEAR-TO-DATE NET INCOME.
                  Borrower will achieve, as of each period described below, Net Income of not less than the amount set forth opposite such period:

                                                                MINIMUM YEAR-TO-
                            PERIOD                              DATE NET INCOME
                            ------                              ---------------

           One month ending January 31 of each year                  $150,000
          Two months ending February 28 of each year                 $250,000
          Three months ending March 31 of each year                  $450,000
           Four months ending April 30 of each year                  $600,000
            Five months ending May 31 of each year                   $750,000
            Six months ending June 30 of each year                   $900,000
           Seven months ending July 31 of each year                 $1,050,000
          Eight months ending August 31 of each year                $1,150,000
         Nine months ending September 30 of each year               $1,350,000
          Ten months ending October 31 of each year                 $1,500,000
        Eleven months ending November 30 of each year               $1,600,000
        Twelve months ending December 31 of each year              $1,800,000"

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                  4. CAPITAL EXPENDITURES. Section 7.10 of the Credit Agreement
is hereby amended in its entirety to read as follows:

                  "Section 7.10 CAPITAL EXPENDITURES. The Borrower will not incur or contract to incur Capital Expenditures of more than $550,000 in the aggregate during the fiscal year ending December 31, 2004, no more than $50,000 of which may be unfinanced; and the Borrower will not incur or contract to incur Capital Expenditures of more that $50,000 in the aggregate during any subsequent fiscal year."

                  5. MANAGEMENT FEES. Article VII of the Credit Agreement is hereby amended by adding thereto a new Section 7.19, which shall read in its entirety as follows:

                  "Section 7.19 MANAGEMENT FEES. The Borrower will not pay management fees to Allis-Chalmers in any month in excess of $10,000."

                  6. NO OTHER CHANGES. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

                  7. WAIVER OF DEFAULTS. The Borrower is in default of the following provisions of the Credit Agreement (collectively, the "Existing Defaults"): Sections 7.1 and 7.2 as a result of the Borrower's conversion of operating leases for approximately 15 motors from National Oilwell to capital leases and purchases; Section 7.10 as of December 31, 2003; and Sections 8.1(p) and 8.1(q) as a result of defaults in existence as of the date of this Agreement under the Jens Credit Agreement and the Borrower's and Allis-Chalmers' agreements with Energy Capital. Upon the terms and subject to the conditions set forth in this Amendment, the Lender hereby waives the Existing Defaults. This waiver shall be effective only in this specific instance and for the specific purpose for which it is given, and this waiver shall not entitle the Borrower to any other or further waiver in any similar or other circumstances.

                  8. CONSENTS. At the Borrower's request, the Lender consents to the following:

                  (a) The Lender consents to the conversion by the Borrower of past-due accounts payable in an amount approximately equal to $1,700,000, payable to National Oilwell, into an unsecured note payable to National Oilwell, bearing interest at not more than 8% per annum. This consent is contingent upon the Lender's receipt of a subordination agreement executed by National Oilwell for the Lender's benefit, in form and substance acceptable to the Lender in its sole discretion.

                  (b) The Lender consents to the Borrower's incurrence of approximately $500,000 of indebtedness to purchase approximately 25 motors from National Oilwell, with principal payments of not more than $50,000 per month.

                  (c) The Lender releases its security interest in one MWD equipment kit, as identified on Exhibit A to this Agreement, which the Borrower has leased to Target Energy Inc.

                  (d) The Lender consents to Allis-Chalmers' receipt of up to $2,000,000 in cash equity contributions between the date of this Agreement and June 30, 2004 and, notwithstanding anything in the Credit Agreement or the Contribution Agreement, so long as (i) no Default Period then exists and (ii) $400,000 of such contribution is used to prepay Energy Capital as described in paragraph 8(e), Allis-Chalmers shall be required to contribute only $500,000 of such contributions to the Borrower, which contribution may be used to prepay loans from National Oilwell, and the Borrower shall not be required to prepay any Advances, using such cash equity contributions.

                  (e) The Lender consents to Allis-Chalmers making a one-time cash prepayment of principal to Energy Capital in an amount not to exceed $400,000, using proceeds of the cash equity contribution described in paragraph 8(d).

                  (f) The Lender consents to the conversion by Energy Spectrum of approximately $4,000,000 of preferred stock of Allis-Chalmers into approximately 8,590,449 shares of common stock of Allis-Chalmers.

         Each such consent is granted in this specific instance only and shall not entitle the Borrower or its Affiliates to any future consent, whether or not similar to the foregoing.

                  9. NOTICE OF EXTENSION. In accordance with the definition of "Maturity Date" found in Section 1.1 of the Credit Agreement, the Lender hereby notifies the Borrower that the Maturity Date is extended to February 1, 2006.

                  10. AMENDMENT FEE. The Borrower shall pay the Lender as of the date hereof a fully earned, non-refundable fee in the amount of $25,000 in consideration of the Lender's execution and delivery of this Amendment.

                  11. CONDITIONS PRECEDENT. This Amendment, including the waiver set forth in paragraph 7, the consents and release set forth in paragraph 8, and the extension set forth in paragraph 9, shall be effective when the Lender shall have received an executed original hereof, together with each of the following, each in substance and form acceptable to the Lender in its sole discretion:

                  (a) The Acknowledgment and Agreement of Guarantors set forth at the end of this Amendment, duly executed by each Guarantor.

                  (b) A Certificate of the Secretary of the Borrower certifying as to the resolutions of the board of directors of the Borrower approving the execution and delivery of this Amendment.

                  (c) The replacement note substantially in the form of Exhibit A hereto, duly executed on behalf of the Borrower (the "Replacement Note").

                  (d) Evidence that Energy Capital has waived all defaults of the Borrower and its Affiliates and that the maturity date of the Energy Capital loans has been extended to no earlier than January 31, 2006.

                  (e) A warrant whereby the Lender or its designee may purchase 100,000 shares of common stock of Allis-Chalmers for a nominal price, which warrant shall include a put option whereby the Lender or its designee may require the Borrower to repurchase such warrant for $35,000 cash, net after payment of any exercise price.

                  (f) Payment of the fee described in paragraph 10.

                  (g) Such other matters as the Lender may require.

                  12. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants to the Lender as follows:

                  (a) The Borrower has all requisite power and authority to execute this Amendment and the Replacement Note and to perform all of its obligations hereunder, and this Amendment and Replacement Note have been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

                  (b) The execution, delivery and performance by the Borrower of this Amendment and the Replacement Note have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the articles of incorporation or by-laws of the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

                  (c) All of the representations and warranties contained in
         Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

                  13. NO OTHER WAIVER. Except as set forth in paragraph 7, the execution of this Amendment and acceptance of the Replacement Note and any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or breach, default or event of default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.

                  14. RELEASE. The Borrower, and each Guarantor by signing the Acknowledgment and Agreement of Guarantors set forth below, each hereby absolutely and unconditionally releases and forever discharges the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower or such Guarantor has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

                  15. COSTS AND EXPENSES. The Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Loan Documents, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. The Borrower hereby agrees that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrower, make a loan to the Borrower under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses, and the fee described in paragraph 10.

                  16. MISCELLANEOUS. This Amendment and the Acknowledgment and Agreement of Guarantors may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

WELLS FARGO CREDIT, INC.                    STRATA DIRECTIONAL TECHNOLOGY, INC.





By   /S/ MICHELLE GUETTER                   By  /S/ MUNAWAR H. HIDAYATALLAH
     ----------------------------------         ---------------------------
     Michelle Guetter, Vice President             Munawar Hidayatallah
                                                  Chairman of the Board and
                                                  Chief Executive Officer

                   ACKNOWLEDGMENT AND AGREEMENT OF GUARANTORS

                  The undersigned, each a guarantor of the indebtedness of Strata Directional Technology, Inc. (the "Borrower") to Wells Fargo Credit, Inc. (the "Lender") pursuant to a separate Guaranty each dated as of February 1, 2002 (each, a "Guaranty"), hereby (i) acknowledges receipt of the foregoing Amendment; (ii) consents to the terms (including without limitation the release set forth in paragraph 14 of the Amendment) and execution thereof; (iii) reaffirms his or its obligations to the Lender pursuant to the terms of his or its Guaranty; and (iv) acknowledges that the Lender may amend, restate, extend, renew or otherwise modify the Credit Agreement and any indebtedness or agreement of the Borrower, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the liability of the undersigned under his or its Guaranty for all of the Borrower's present and future indebtedness to the Lender.



                                             /S/ MUNAWAR H. HIDAYATALLAH
                                             ---------------------------
                                             Munawar Hidayatallah


                                             JENS' OIL FIELD SERVICE, INC.


                                             By  /S/ MUNAWAR H. HIDAYATALLAH
                                                 ---------------------------
                                                   Munawar Hidayatallah
                                                   Chairman of the Board and
                                                   Chief Executive Officer


                                             ALLIS-CHALMERS CORPORATION


                                             By  /S/ MUNAWAR H. HIDAYATALLAH
                                                 ---------------------------
                                                   Munawar Hidayatallah
                                                   Chairman of the Board and
                                                   Chief Executive Officer

                                                    Exhibit A to Fifth Amendment

                    THIRD AMENDED AND RESTATED REVOLVING NOTE

$4,000,000                                                Minneapolis, Minnesota
                                                                   April 6, 2004

                  For value received, the undersigned, STRATA DIRECTIONAL TECHNOLOGY, INC., a Texas corporation (the "Borrower"), hereby promises to pay on the Maturity Date under the Credit Agreement (defined below), to the order of WELLS FARGO CREDIT, INC., a Minnesota corporation (the "Lender"), at its main office in Minneapolis, Minnesota, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of Four Million Dollars ($4,000,000) or, if less, the aggregate unpaid principal amount of all Revolving Advances made by the Lender to the Borrower under the Credit Agreement (defined below) together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Note is fully paid at the rate from time to time in effect under the Amended and Restated Credit and Security Agreement dated as of February 1, 2002, as amended (as the same may hereafter be amended, supplemented or restated from time to time, the "Credit Agreement") by and between the Lender and the Borrower. The principal hereof and interest accruing thereon shall be due and payable as provided in the Credit Agreement. This Note may be prepaid only in accordance with the Credit Agreement.

                  This Note is issued pursuant, and is subject, to the Credit Agreement, which provides, among other things, for acceleration hereof. This
Note is the Amended and Restated Revolving Note referred to in the Credit Agreement. This Note is issued in replacement of and in substitution for, but not in repayment of, the Second Amended and Restated Revolving Note of Strata Directional Technology, Inc., dated as of January 31, 2004, and payable to the order of the Lender in the original principal amount of $2,750,000. This Note is secured, among other things, pursuant to the Credit Agreement and the Security Documents as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

                  The Borrower hereby agrees to pay all costs of collection, including attorneys' fees and legal expenses in the event this Note is not paid when due, whether or not legal proceedings are commenced.

                  Presentment or other demand for payment, notice of dishonor and protest are expressly waived.



                                        STRATA DIRECTIONAL TECHNOLOGY, INC.

                                        By:   /S/ MUNAWAR H. HIDAYATALLAH
                                              ---------------------------
                                                 Munawar Hidayatallah
                                                 Chairman of the Board and
                                                 Chief Executive Officer




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